Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of November 19, 2023, by and among INVO Bioscience, Inc., a Nevada corporation (“INVO”) and Cytovia Therapeutics Holdings, Inc., a Delaware corporation (“Cytovia,” and together with INVO, the “Parties,” and each a “Party”).

WHEREAS, the Company desires to exchange shares of common stock of its wholly-owned subsidiary, NAYA Biosciences, Inc., a Delaware corporation (“NAYA”) in exchange for shares of newly-issued Class B common stock, par value $0.0001 of INVO, in connection with such exchange, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the Parties agree as follows:

1.	Exchange of Shares.

(a)	Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) Cytovia will sell, convey, transfer and assign to INVO, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and INVO will purchase and accept the transfer from Cytovia of, 163,637 shares of common stock of NAYA, in the aggregate (the “NAYA Shares”), and (ii) in exchange for the transfer of such securities by Cytovia, INVO will sell, convey, transfer and issue to Cytovia, and Cytovia will purchase and accept from INVO, 1,200,000 shares of newly-issued shares of Series B preferred stock of INVO, par value $0.0001, in the aggregate (the “INVO Shares”, and such exchange referred to herein as the “Exchange”).

(b)	Closing. The closing of the Purchase shall occur on November 20, 2023 (the “Closing”). The Closing will take place at or before 3:00 p.m. Eastern Time, or at such other date, time, and place or manner as may be agreed upon by the Parties. At Closing, the Company shall deliver to Cytovia a certificate representing the INVO Shares against delivery of the NAYA Shares, along with a duly endorsed stock assignment separate from certificate for purposes of transferring all of Cytovia’s right, title, and interest in and to the NAYA Shares to INVO.

2.	Representations and Warranties.

(a)	Representations and Warranties of Cytovia. Cytovia hereby represents and warrants to Cytovia, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i)	Authorization; No Restrictions, Consents or Approvals. Cytovia has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement; and no approvals or consents are necessary in connection with it that have not been received. All of the NAYA Shares are owned by Cytovia free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

(ii)	Transfer of NAYA Shares. The NAYA Shares owned by Cytovia will, at the Closing, be validly transferred to INVO free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and the NAYA Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of the NAYA Shares.

1

(iii)	Investment Representations.

(A)	Cytovia understands that the INVO Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Cytovia also understands that the INVO Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act. Cytovia acknowledges that INVO will rely on Cytovia’s representations, warranties and certifications set forth below for purposes of determining Cytovia’s suitability as an investor in the INVO Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act.

(B)	Cytovia has received all the information it considers necessary or appropriate for deciding whether to acquire the INVO Shares. Cytovia represents that it has received and reviewed copies of INVO’s reports, schedules, forms, statements and other documents filed by INVO under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Cytovia understands the risks involved in an investment in the INVO Shares. Cytovia further represents that Cytovia has had an opportunity to ask questions and receive answers from INVO regarding the terms and conditions of the offering of the INVO Shares and the business, properties, prospects, and financial condition of INVO and to obtain such additional information necessary to verify the accuracy of any information furnished to Cytovia or to which Cytovia had access. Cytovia further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(C)	Cytovia is acquiring the INVO Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the INVO Shares.

(D)	Cytovia understands that the INVO Shares may not be offered, sold, or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Cytovia acknowledges and is aware that the INVO Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Cytovia has held the INVO Shares for the applicable holding period under Rule 144.

(E)	Cytovia acknowledges and agrees that each certificate representing INVO Shares shall bear a legend substantially in the following form:

2

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(iv)	No Reliance. Cytovia has not relied on and is not relying on any representations, warranties or other assurances regarding INVO other than the representations and warranties expressly set forth in this Agreement.

(b)	Representations and Warranties of INVO. INVO hereby represents and warrants to Cytovia, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i)	Organization and Qualification. INVO is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(ii)	Authorization; No Restrictions, Consents or Approvals. INVO has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by INVO and constitutes the legal, valid, binding, and enforceable obligation of INVO, enforceable against INVO in accordance with its terms. The execution and delivery of this Agreement and the consummation by INVO of the transactions contemplated herein (including the issuance of INVO Shares in exchange for the NAYA Shares) do not and will not on the Closing (A) conflict with or violate any of the terms of the Amended and Restated Articles of Incorporation and By-Laws of INVO or any applicable law relating to INVO, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which INVO is bound or to which any property of INVO is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which INVO has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of INVO, (D) constitute an event permitting termination of any material agreement or instrument to which INVO is a party or by which any property or asset of INVO is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which INVO has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which INVO is a party or by which INVO may be bound, or result in the violation by INVO of any laws to which INVO may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by INVO of this Agreement or the performance by INVO of its obligations hereunder.

3

(iii)	Issuance of Shares. The INVO Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the INVO Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of the INVO Shares.

(iv)	Investment Representations.

(A)	INVO understands that the NAYA Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. INVO also understands that the NAYA Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under the so-called “Section 4(1 1/2) exemption and/or Section 4(a)(7) of the Securities Act. INVO acknowledges that Cytovia will rely on INVO representations, warranties and certifications set forth below for purposes of determining INVO suitability as an investor in the NAYA Shares and for purposes of confirming the availability of the so-called “Section 4(1 1/2) exemption and/or Section 4(a)(7) exemption from the registration requirements of the Securities Act.

(B)	INVO has received all the information it considers necessary or appropriate for deciding whether to acquire the NAYA Shares. INVO understands the risks involved in an investment in the NAYA Shares. INVO further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from Cytovia regarding the terms and conditions of the offering of the NAYA Shares and the business, properties, prospects, and financial condition of INVO and to obtain such additional information necessary to verify the accuracy of any information furnished to INVO or to which INVO had access. INVO further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(C)	INVO is acquiring the NAYA Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the NAYA Shares.

(D)	INVO understands that the NAYA Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. INVO acknowledges and is aware that the NAYA Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until INVO has held the NAYA Shares for the applicable holding period under Rule 144.

(E)	INVO acknowledges and agrees that each certificate representing the NAYA Shares shall bear a legend substantially in the following form:

4

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(v)	No Reliance. INVO has not relied on and is not relying on any representations, warranties or other assurances regarding NAYA other than the representations and warranties expressly set forth in this Agreement.

3.	Closing.

(a)	Conditions to Cytovia’s Obligations. The obligations of Cytovia under this Agreement, (including, without limitation, the obligation to transfer the NAYA Shares in exchange for the INVO Shares) shall be subject to satisfaction of the following conditions, unless waived by Cytovia: (i) NAYA and INVO shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of NAYA and INVO herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) NAYA and INVO shall have executed and delivered to Cytovia all documents necessary to issue the INVO Shares to Cytovia, as contemplated by this Agreement (including those documents described in Section 3(c)); (iv) INVO has filed with the Secretary of State of the State of Nevada a Certificate of Designation to create the class of Series B Preferred Stock in the form attached hereto as Exhibit A; and (v) NAYA and INVO shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings, and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of NAYA and INVO, respectively.

(b)	Conditions to INVO Obligations. The obligations of INVO under this Agreement, (including, without limitation, the obligation to issue the INVO Shares in exchange for the transfer by Cytovia of the NAYA Shares) shall be subject to satisfaction of the following conditions, unless waived by INVO: (i) Cytovia and NAYA shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Cytovia and NAYA herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Cytovia and NAYA shall have executed and delivered to INVO all documents necessary to transfer the NAYA Shares to INVO, as contemplated by this Agreement (including those documents described in Section 3(c)); and (iv) Cytovia and NAYA shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings, and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of NAYA and INVO, respectively.

5

(c)	Closing Documents. At the Closing:

(i)	Cytovia shall deliver to INVO, in form and substance reasonably satisfactory to INVO, (i) stock powers duly executed for such certificates to allow such certificates to be registered in the name INVO, and (ii) copies of resolutions adopted by the board of directors of Cytovia authorizing the execution and delivery of, and performance of Cytovia’s obligations under, this Agreement.

(ii)	The Parties shall deliver the duly executed stock power to Naya to duly register the transfer of the Naya Shares from Cytovia to INVO in its record of stockholders.

4.	General Provisions.

(a)	Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

(b)	Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the Chancery Court of the State of Delaware in each case located in Wilmington, Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(c)	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)	Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

6

(e)	Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(f)	Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, two (2) business days after date of placement with such courier.

If to Cytovia:

Cytovia Therapeutics Holdings, Inc.

19505 Biscayne Blvd

Suite 2350 3rd floor

Aventura, FL 33180

Attention: Daniel Teper, CEO

Email: daniel@nayabiosciences.com

with a copy (which will not constitute notice to Cytovia) to

Pearl Cohen Zedek Latzer Baratz LLP

131 Dartmouth St, 3rd Floor

Suite 2350 3rd floor

Boston, MA 02116

Attention: Oded Kadosh, Esq.

Email: okadosh@pearlcohen.com

If to INVO:

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, FL 34240

Attention: Steven Shum, CEO

Email: sshum@invobio.com

with a copy (which will not constitute notice to INVO) to

Glaser Weil Fink Howard Jordan & Shapiro LLP

10250 Constellation Boulevard, 19th Floor

Los Angeles, CA 90067

Attention: Marc Indeglia, Esq.

Email: mindeglia@glaserweil.com

7

(i)	No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

(j)	Public Announcements. Each of Cytovia and INVO will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process, or by obligations pursuant to any listing agreement with any national securities exchange.

(k)	Termination. This Agreement may be terminated upon written notice at any time prior to Closing by mutual written consent of the parties. Termination of this Agreement will terminate all rights and obligations of the parties under this Agreement and this Agreement will become void and have no force or effect.

(l)	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(m)	Counterparts. This Agreement may be executed in one or more counterparts (including scanned and fax counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

[SIGNATURE PAGES FOLLOW]

8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Cytovia, Inc.

By:	/s/Daniel Teper
Daniel Teper
President and Chief Executive Officer

INVO Bioscience, Inc.

By:	/s/Steven Shum
Steven Shum
President and Chief Executive Officer

9

EXHIBIT A

Certificate of Designation

10